UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
☑     Filed by the Registrant
☐     Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY
April 4, 2022

Dear PPG Shareholder:

According to our latest records, we have not received your voting instructions for the annual meeting of shareholders of PPG Industries, Inc. to be held on April 21, 2022. Your vote is extremely important no matter how many shares you hold.

The PPG Board of Directors recommends that shareholders vote “FOR” the proposal to provide for the annual election of directors and “FOR” the proposal to replace the supermajority voting requirements. After careful review, and taking into consideration the views of our shareholders, the Board of Directors has determined that both of these proposals will enhance our corporate governance practices and enhance the accountability of the Board. A failure to vote is essentially a vote against these important governance proposals. Please vote via the internet or phone as soon as possible or, alternatively, please sign, date and return the enclosed proxy card or voting instruction form.

If you have any questions or need assistance with voting, please contact our proxy solicitor, D.F. King & Company, toll-free at (877) 732-3613.

On behalf of the entire PPG Board of Directors, I want to thank you for your continued investment and belief in PPG.

Sincerely,

Michael H. McGarry Chairman and Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:
Vote by Internet - Please access the website listed on your proxy card or voting instruction form and follow the instructions provided.
Vote by Telephone - Please call the toll free number listed on your proxy card or voting instruction form and follow the instructions provided.
Vote by Mail - Mark, sign, date and return your proxy card/voting instruction form in the postage-paid return envelope provided.